                                                                    EXHIBIT 12.1

                          TEXTRON FINANCIAL CORPORATION
                     STATEMENT SETTING FORTH COMPUTATION OF
                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                                                   Three months ended
                                                                                                       March 31, 2001
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Income before income taxes and distributions on preferred securities                                         $ 46,035
                                                                                                   ------------------

Fixed Charges:

Interest on debt                                                                                               77,764

Estimated interest portion of rents                                                                               603
                                                                                                   ------------------
Total fixed charges                                                                                            78,367

                                                                                                   ------------------
Adjusted Income                                                                                               124,402

Ratio of earnings to fixed charges                                                                              1.59x
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The ratio of earnings to fixed charges has been computed by dividing income before income taxes and distributions on preferred securities and fixed charges by fixed charges. Fixed charges consist of interest on debt and one-third rental expense as representative of interest portion of rentals.